UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2012

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 21, 2012, Steinway, Inc., an indirect, wholly owned subsidiary of Steinway Musical Instruments, Inc., amended its Employment Agreement with Ronald Losby. The amendment provides that if, within twelve months of a change of control, Steinway, Inc. terminates Mr. Losby without cause or does not renew his agreement or Mr. Losby terminates his employment for good reason, Steinway, Inc. shall pay Mr. Losby a lump sum equal to two times his latest annual salary plus bonus.

On December 21, 2012, Steinway Musical Instruments, Inc. (the “Company”) amended its Employment Agreement with Dennis M. Hanson. The amendment provides that if the Company terminates Mr. Hanson without cause or does not renew his agreement or Mr. Hanson terminates his employment for good reason, the Company shall pay Mr. Hanson a lump sum equal to two times his latest annual salary plus bonus.

ITEM 8.01  OTHER EVENTS

On December 20, 2012, the Board of Directors of Steinway Musical Instruments, Inc. (the “Company”) voted to end its previously announced strategic alternatives evaluation process. On December 26, 2012, the Company issued a press release announcing this action and providing additional information.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement Amendment dated December 21, 2012 between Steinway, Inc. and Ronald Losby.

10.2	Employment Agreement Amendment dated December 21, 2012 between Steinway Musical Instruments, Inc. and Dennis M. Hanson.

99.1	Press release dated December 26, 2012 announcing the conclusion of Steinway Musical Instruments, Inc.’s evaluation of strategic alternatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 26, 2012	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Michael T. Sweeney

	Name:	Michael T. Sweeney
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement Amendment dated December 21, 2012 between Steinway, Inc. and Ronald Losby.

10.2	Employment Agreement Amendment dated December 21, 2012 between Steinway Musical Instruments, Inc. and Dennis M. Hanson.

99.1	Press release dated December 26, 2012 announcing the conclusion of Steinway Musical Instruments, Inc.’s evaluation of strategic alternatives.